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                                                                    EXHIBIT 23.3

          CONSENT OF DAVIS, SITA & COMPANY, P.A., INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 25, 1997, except for Note 9, as to which the date is September 12, 1997, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-47631) and related Prospectus of Dunn Computer Corporation (a Virginia corporation) for the registration of 3,250,000 shares of Dunn Computer Corporation's Common Stock.


                                                 /s/ Davis, Sita & Company, P.A.


Greenbelt, Maryland
March 27, 1998